UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 8, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2009, WorldGate Communications, Inc. (the “Company”) entered into a letter agreement with Mototech, Inc. (“Mototech”) to settle all past due obligations owed by the Company to Mototech.  Mototech had performed various services for the Company, including manufacturing and engineering development, through various historical transactions, which resulted in a claim by Mototech for approximately $1,400,000 in unpaid fees and expenses from the Company.

Pursuant to the letter agreement,

•	all obligations of the Company to Mototech were terminated and the Company was released from all liabilities or obligations to Mototech, including all amounts due or owing to Mototech;

•
the Company agreed to pay $600,000 in cash to Mototech pursuant to the following payment schedule: (a) $50,000 on or prior to July 20, 2009; (b) $100,000 on or prior to August 30, 2009; (c) $150,000 on or prior to September 30, 2009; and (d) $300,000 on or prior to October 30, 2009;

•
the Company issued to Mototech 3,200,000 unregistered shares of common stock, par value $0.01 (“Common Stock”), of the Company, subject to the following conditions: (a) no such shares can be sold prior to the date that is 9 months after the issuance of such shares and (b) when such shares are permitted to be sold, no more than 25,000 of such shares may be sold in any single day; and

•
the Company issued to Mototech an unregistered warrant to purchase 1,000,000 shares of Common Stock (the “Mototech Warrant”) with the following terms: (a) exercise price of $0.35 per share; (b) immediate vesting of the entire warrant; and (c) expiration date of the earlier of (i) July 8, 2014, (ii) a change of control of the Company or (iii) the twentieth (20th) day following the Company’s delivery of notice to Mototech of the occurrence of a period of ten (10) consecutive trading days during which the quoted bid price of the Common Stock has been greater than a price equal to one hundred fifty percent (150%) of the exercise price of the warrant.

WGI Warrant.  As more fully described in the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2009, the Company issued to WGI Investor LLC, a Delaware limited liability company (“WGI”), a warrant to purchase up to 140.0 million shares of Common Stock (the “Anti-Dilution Warrant”), at an exercise price of $0.01 per share under certain circumstances, including if the Company issues any capital stock upon the exercise or conversion of up to 19.7 million shares underlying options, warrants or other purchase rights issued by the Company after April 6, 2009 (“Future Contingent Equity”).  Any shares of Common Stock issued in connection with any exercise of the Mototech Warrant would result in shares becoming exercisable under the Anti-Dilution Warrant equaling 1.7027027 multiplied by the number of shares of Common Stock issued in connection with any exercise of the Mototech Warrant.

The following documents are incorporated by reference into this Current Report on Form 8-K:

•	the Letter Agreement, dated July 8, 2009, between the Company and Mototech, Inc. filed as Exhibit 10.1 to this Current Report on Form 8-K; and

•	the Form of Warrant issued July 8, 2009 by the Company to Mototech, Inc. filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated July 8, 2009, between the Company and Mototech, Inc.
10.2	Form of Warrant, issued July 8, 2009, by the Company to Mototech, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: July 10, 2009	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, Legal and Regulatory, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated July 8, 2009, between the Company and Mototech, Inc.
10.2	Form of Warrant, issued July 8, 2009, by the Company to Mototech, Inc.